As filed with the Securities and Exchange Commission on April 18, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RANGER ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	81-5449572
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
10350 Richmond, Suite 550
Houston, Texas 77042
(713) 935-8900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Ranger Energy Services, Inc.
2017 Long Term Incentive Plan
(Full title of the plan)
Stuart N. Bodden
President, Chief Executive Officer and Director
Ranger Energy Services, Inc.
10350 Richmond, Suite 550
Houston, Texas 77042
(713) 935-8900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Douglas E. McWilliams
Crosby Scofield
Vinson & Elkins
1001 Fannin, Suite 2500
Houston, Texas 77002
(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated Filer ☒
Smaller reporting company ☒	Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE
Ranger Energy Services, Inc. (the “Registrant”) is filing this Registration Statement pursuant to General Instruction E of Form S-8 to register the offer and sale of an aggregate of an additional 1,000,000 shares of Class A Common Stock that may be issued under the Ranger Energy Services, Inc. 2017 Long Term Incentive Plan (the “Plan”).
Pursuant to General Instruction E to Form S-8, the “Registrant” hereby incorporates by reference into this Registration Statement the contents of the Form S-8 registration statements filed with the Securities and Exchange Commission (the “Commission”) by the Registrant on August 17, 2017 (File No. 333-220018) and May 30, 2019 (File No.: 333-231818). The additional 1,000,000 shares of Class A Common Stock was authorized pursuant to an amendment to the Plan that was approved by the Registrant’s stockholders at the Registrant’s annual meeting held on May 20, 2022.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.        Exhibits and Financial Statement Schedules
The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit Number	Description
4.1†
Amended and Restated Certificate of Incorporation of Ranger Energy Services, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8‑K (File No. 001‑38183) filed with the Commission on August 22, 2017)

4.2	Amended and Restated Bylaws of Ranger Energy Services, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Form 8-K (File No. 001-38183) filed with the Commission on August 22, 2017)
4.3
Ranger Energy Services, Inc. 2017 Long Term Incentive Plan (incorporated by reference to Exhibit 4.7 to the Registrant’s Form S‑8 Registration Statement (File No. 333‑220018) filed with the Commission on August 17, 2017).

4.4*	Amendment to Ranger Energy Services, Inc. 2017 Long Term Incentive Plan.
5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
23.1*	Consent of BDO USA, LLP
23.2*	Consent of BDO USA, LLP
23.3*	Consent of KPMG, LLP
23.4*	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto)
24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).
107*	Filing Fee Table
_________________________

*	Filed herewith
**	To be filed by amendment
†	Management contract or compensatory plan or arrangement

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on June 1, 2022.

Ranger Energy Services, Inc.

/s/ Stuart N. Bodden
Stuart N. Bodden
President, Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY
Each person whose signature appears below appoints Stuart N. Bodden and J. Brandon Blossman, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents with full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Stuart N. Bodden	President, Chief Executive Officer and Director	June 1, 2022
Stuart N. Bodden	(Principal Executive Officer)

/s/ J. Brandon Blossman	Chief Financial Officer	June 1, 2022
J. Brandon Blossman	(Principal Financial and Accounting Officer)

/s/ William M. Austin	Chairman of the Board	June 1, 2022
William M. Austin

/s/ Brett T. Agee	Director	June 1, 2022
Brett T. Agee

/s/ Richard E. Agee	Director	June 1, 2022
Richard E. Agee

/s/ Krishna Shivram	Director	June 1, 2022
Krishna Shivram

/s/ Charles S. Leykum	Director	June 1, 2022
Charles S. Leykum

/s/ Gerald C. Cimador	Director	June 1, 2022
Gerald C. Cimador

/s/ Michael C. Kearney	Director	June 1, 2022
Michael C. Kearney

/s/ Byron A. Dunn	Director	June 1, 2022
Byron A. Dunn